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                                                                   EXHIBIT 10.35
                                SUBURBAN OSTOMY

                          UPS GROUND INCENTIVE PROGRAM

                           CONTRACT CARRIER AGREEMENT

Suburban Ostomy (Customer) and United Parcel Service, Inc. (UPS) have entered into the following Agreement.

UPS is authorized to provide contract carrier service between all points in the 48 contiguous United States. Customer agrees that the terms of this Agreement include the understanding that this Agreement will meet the distinct needs of the Customer and that UPS will be the Customer's preferred carrier of choice. Accordingly;

1) This Agreement, which includes the terms and conditions contained in the UPS tariff and UPS Ground Service Guide in effect at the time of shipping, applies to eligible packages tendered by the Customer at all shipping locations as listed on Attachment A (Shipping Locations), to destinations listed on the Ground ZIP Codes Served Chart in the UPS Ground Service Guide. Shipping Locations may be added or deleted from this Agreement only by mutual consent. The UPS Tariff is maintained at local US offices.

2) Customer agrees to provide UPS daily with the shipping record documentation as specified by UPS, including gross charges for ground packages shipped. If Customer cannot supply UPS weekly with the gross ground package charges, ground charges will be based on a calculation of total ground volume tendered (less service offerings subject to incentive, e.g. Hundredweight) multiplied by Customers' average ground package charge, as determined by UPS.

3) UPS will provide the following service to Customer during the life of this Agreement:

        Assistance of:

        .         Dedicated National Accounts Manager
        .         Dedicated Customer Service telephone contact
        .         Dedicated UPS Account Executive(s)
        .         Business activity reports
        .         Electronic Data Interchange capabilities

4) UPS agrees to offer GroundTrac to the Customer at no additional charge as long as incentive levels are met. Customer agrees to place an address label on each package tendered to UPS. Customer agrees to the following GroundTrac procedures:

        . To place a GroundTrac label on each GroundTrac package tendered to UPS from all shipping locations.
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        .         To record all GroundTrac packages on the shipping record
                  documentation as specified by UPS.

5) UPS reserves the right to charge the Customer a minimum of $50.00 per week in addition to any other charges due to UPS, if the Customer does not tender to UPS a minimum of fifty ground packages per week. This fee may not apply provided that the Customer notified UPS of closings due to vacations, holidays, etc.

6) UPS agrees to grant the Customer an eleven point five percent (11.5%) discount from the published UPS ground Service Rate Chart in effect at the time of shipping. This discount will apply to ground volume less service offerings subject to incentive e.g. Hundredweight.

        The discount amount is contingent upon the Customer shipping a minimum of 9,000 packages weekly in contact year 1, and a minimum of 10,620 packages weekly in contract year 2, and upon the Customer maintaining its current shipping characteristics under this Agreement.

        Customer further agrees that discounts do not apply to Additional Charges which are defined as those additional and accessorial charges set forth in the UPS tariff, which are subject to change at any time.

7) UPS will calculate the discount for all locations once per week and will bill the Customer net after discount.

8) In addition, should there be a substantial increase in the price of fuel due to world or economic crisis, UPS rates will be adjusted annually on the contract anniversary date based on the following guidelines:

        A. A base index, derived from the weighted average of diesel (50%) and unleaded (50%) fuel costs experienced in the previous published twelve months prior to the contract start date, will be stated as an index of 100.

                  . The price for diesel (#2 heating oil) and unleaded gasoline will be obtained from NYMEX settlement prices of the first month's futures contract as published in The Wall Street Journal daily and averaged for the month.

        B. The fuel rate adjustment for the following year will be derived from the weighted average of the last twelve months of published information of the current year compared to the base index.
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        C.        The rate adjustments will be as follows:

                  . An index change up to and including 109 will yield no adjustment
                  . An index change between 110 and 129 will yield an adjustment of 1%
                  . Each 10 index point increase over 129, will yield an adjustment of 0.5%.

        D.        Fractions of a cent will be rounded up to the next full cent.

9) With the exception of UPS's right to assign some or all of this Agreement to its affiliates or subsidiaries, this Agreement and the Customer's rights and obligations hereunder are not assignable or transferable. Any attempted assignment or transfer hereof without the prior written consent of UPS shall be void and without force or effect.

10) This Agreement will remain in effect for a period of two years from the Effective Date below, unless terminated at any time by either party by written notice to the other at the address below given at least thirty
        (30) days prior to any termination date.

11) This Agreement, its Attachments, the UPS Service Guides in effect at the time of shipping and the UPS Tariff contain all the terms and conditions agreed to by the parties and supersede any prior agreements between the parties with respect tot UPS ground transportation services.

12) Customer agrees to maintain the confidentiality of this Agreement, both its existence and the conditions, unless disclosure is required by law.

13) This Agreement shall be considered withdrawn if not signed by both parties on or before June 14, 1996.


(Customer) SUBURBAN OSTOMY

By:              /s/
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                 (An Authorized Representative)

Title:
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Address:
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Date Signed:
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(Carrier) UNITED PARCEL SERVICE, INC.


By:              /s/
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                 (An Authorized Representative)

Title:
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Address:
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Date Signed:
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Effective Date:
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